Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ecoSolutions Intl

(pursuant to Nevada Revised Statute 78)

1. Name of Corporation: ecoSolutions Intl

2. Resident Agent: The resident agent of the Company is:

The Corporate Place

823 South Sixth Street, Suite 100

Las Vegas, Nevada 89101

3. Authorized Shares:

The aggregate number of shares which the Corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, each having a par value of $.001 per share. The Common Stock and Preferred Stock of the Company may be issued from time to time without approval by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock and Preferred Stock in one or more series, with such voting powers, designations, preferences and rights of qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors.

4. Reverse Stock Split:

Upon the effective date of these Amended and Restated Articles of incorporation, and without further action on the part of the Corporation or its stockholders, each issued and outstanding share of the Corporation's Common Stock shall automatically be reclassified and continue (''the Reverse Stock Split'') as one tenth (1/ l 014) of one share of Common Stock and each certificate representing shares of Common Stock issued and outstanding shalt represent the number of shares of Common Stock issued and outstanding after such Reverse Stock Split. The aforesaid Reverse Stock Split shall not affect the 100,000,000 shares of Common Stock authorized for issuance pursuant to these Restated Articles or the par value of such authorized shares of Common Stock.

5. Board of Directors:

The Corporation shall have a minimum of one (1) member of the Board of Directors and a maximum of seven (7) members of the Board of Directors. The Corporation shall initially have one (1) director who is William Patridge, 295 East Main Street, Suite 1, Ashland, Oregon 97520. This individual shall serve as director until his successor or successors have been elected and qualified. The number of members of the Board of Directors may be increased or decreased within the foregoing limits by resolutions duly adopted by the existing director or directors of the Corporation or by a duly adopted amendment to !he By-Laws of the Corporation.

6. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription lo acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock and Preferred Stock of the Corporation, after the amount of the subscription price has been fully paid, in money, property or services, ns the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

7. Directors' and Officers' Liability:

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Section shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends, Any repeal or modification of this Section by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

8. Indemnity:

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceedings, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another Corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending o. civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceedings, under receipt of an undertaking by or on behalf of the director or officer to repay (he amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By Laws from time to time without respect to indemnification to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

9. Amendments

Subject at all times to the express provisions of Section 61 this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Amended and Restated Articles of Incorporation or said By-Laws, and all rights conferred upon stockholders are subject to this reservation.

10. Power of Directors:

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or repeal the By-laws of the Corporation;

(b) To authorize and cause to be executed mortgages and liens, with or without limitation as to amount upon the real and personal property of the Corporation;

(c) To authorize the guaranty of the Corporation of the securities, evidences of indebtedness and obligations of other persons, Corporations or business entities;

(d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all parties which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this 23rd day of June 2011, hereby declaring and certifying that the facts stated hereinabove are true.

ecoSolutions Intl

By: /s/ William Patridge

William Patridge, President

on behalf of ecoSolutions Intl

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filed in the office of Ross Miller

Document Number

20110862201-43

Filing Date and Time

12/07/2011 7:35AM

Entity Number

C47-2005

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

1. Name of corporation:

Golden Hills Resources Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

The company's name is changed to:

ecoSolutions Intl

Please see attached document.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vole by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is majority.

4. Effective date of filing: (optional)

5. Signature: (required)

/s/ Nikolay Parkhomendo

Signature of Officer

AMENDED

ARTICLES OF INCORPORATION

OF

Golden Hills Resources Corporation

(pursuant to Nevada Revised Statute 78)

1. Name of Corporation: ecoSolutions Intl

2. Board of Directors:

The Corporation shall have a minimum of one (1) member of the Board of Directors and a maximum of seven (7) members of the Board of Directors. The Corporation shall initially have one (1) director who is William Patridge, 295 East Main Street, Suite 1, Ashland, Oregon 97520, This individual shall serve as director until his successor or successors have been elected and qualified. The number of members of the Board of Directors may be increased or decreased within the foregoing limits by resolutions duly adopted by the existing director or directors of the Corporation or by a duly adopted amendment to the By-Laws of the Corporation.

All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this 9th day of November 2011, hereby declaring and certifying that the facts stated hereinabove are true.

ecoSolutions Intl

By: /s/ William Patridge

William Patridge, President

on behalf of ecoSolutions Intl

Certified Copy

November 29, 2012

Job Number:	C20121129-0850
Reference Number:	00003735807-53
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120802719-52	Amendment	1 Pages/1 Copies

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filed in the office of Ross Miller

Document Number

20120802719-52

Filing Date and Time

11/28/2012 8:45 AM

Entity Number

C47-2005

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

1. Name of corporation:

ecoSolutions Intl

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1: The name of the Corporation is changed to "Hedgebrook" from "ecoSolutions Intl."

Article 3: The aggregate number of shares of Common Stock, par value $0.001 per shares, that the Corporation shall have authority to issue is increased to 200,000,000 shares of Common Stock from 100,000,000 shares of Common Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vole by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is 90%.

4. Effective date of filing: (optional)

5. Signature: (required)

/s/ William Patridge

Signature of Officer